Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

June 2007 Performance Update

The Frontier Fund Supplement Dated June 29, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

June performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 2	June 2007	June 2007 YTD	NAV / Unit
Balanced Series-2	0.82%	3.87%	$118.67
Balanced Series-2a	0.78%	3.57%	$101.38
Campbell/Graham Series-2	5.11%	9.74%	$111.78
Currency Series-2	1.81%	5.65%	$114.35
Long/Short Commodity Series-2	-1.14%	1.06%	$104.02
Graham Series-2	4.39%	14.38%	$103.23
Winton Series-2	1.65%	2.21%	$109.17
Long Only Commodity Series-2	0.59%	2.94%	$99.99
Managed Futures Index Series-2	4.95%	1.68%	$100.08
Dunn Series-2 (Closed to Investors)	7.08%	1.84%	$83.78

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period

INCOME

Realized trading gain/(loss)	$3,152,125.05
Unrealized trading gain/(loss)	-2,506,594.27
Less: commissions	-55,668.97
Less: FCM fees	-19,961.80
Foreign currency gain/(loss)	6,720.25
Interest Income	104,285.29

Total Income	680905.55

EXPENSES

Management fees	18,955.61
Incentive fees	224,428.65

Total Expenses	243384.26

Net Income (Loss)	437521.29

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	433,655.53	$51,039,608.14	117.7

Current month additions	20,024.86	2,367,262.50
Current month redemptions	-7,128.38	-854,068.23

Net Income (loss) for current month		437521.29
Net Asset Value, end of current month	446552.0155	52990323.7	118.6655123

	Monthly rate of return		0.008203163

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2

THE FRONTIER FUND BALANCED SERIES—2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$85,075.29
Unrealized trading gain/(loss)	-68,806.95
Less: commissions	-1,510.98
Less: FCM fees	-542.34
Foreign currency gain/(loss)	176.48
Interest Income	3,857.80

Total Income	18249.3

EXPENSES

Trading fees	1,339.73
Management fees	720.48
Incentive fees	5,880.05

Total Expenses	7940.26

Net Income (Loss)	10309.04

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	13,388.66	$1,346,820.28	100.59

Current month additions	485.81233	49,500.00
Current month redemptions	0	0

Net Income (loss) for current month		10309.04
Net Asset Value, end of current month	13874.47504	1406629.32	101.3825255

	Monthly rate of return		0.007878771

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$894,170.60
Unrealized trading gain/(loss)	-474,727.97
Less: commissions	-4,190.29
Less: FCM fees	-3,632.80
Foreign currency gain/(loss)	479.34
Interest Income	15,906.82

Total Income	428005.7

EXPENSES

Management Fees	14,652.29
Incentive fees	61,222.98

Total Expenses	75875.27

Net Income (Loss)	352130.43

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	71,783.10	$7,634,074.16	106.35

Current month additions	1,604.71	174,683.00
Current month redemptions	-20,378.43	-2,235,559.24

Net Income (loss) for current month		352130.43
Net Asset Value, end of current month	53009.37872	5925328.35	111.7788681

	Monthly rate of return		0.051047184

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$162,908.40
Unrealized trading gain/(loss)	-30,594.48
Net change in inter-series payables	-126,428.34
Less: FCM fees	-3,534.16
Interest Income	15,713.39

Total Income	18064.81

EXPENSES

Management fees	3,661.86
Incentive fees	0

Total Expenses	3661.86

Net Income (Loss)	14402.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,583.00	$290,109.21	112.31

Current month additions	8,912.84	1,010,000.00
Current month redemptions	0	0

Net Income (loss) for current month		14402.95
Net Asset Value, end of current month	11495.84109	1314512.16	114.3467581

	Monthly rate of return		0.018135144

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(2,218.49)
Unrealized trading gain/(loss)	-19,062.42
Less: commissions	-2,818.75
Less: FCM fees	-1,036.11
Foreign currency gain/(loss)	0
Interest Income	7,699.69

Total Income	-17436.08

EXPENSES

Management fees	6,987.60
Incentive fees	6,044.08

Total Expenses	13031.68

Net Income (Loss)	-30467.76

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	24,923.26	$2,622,490.34	105.22

Current month additions	2,235.25	233,083.00
Current month redemptions	0	0

Net Income (loss) for current month		-30467.76
Net Asset Value, end of current month	27158.50951	2825105.58	104.0228507

	Monthly rate of return		-0.011377583

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$362,339.08
Unrealized trading gain/(loss)	-229,507.03
Less: commissions	-1,386.35
Less: FCM fees	-851.13
Foreign currency gain/(loss)	144.35
Interest Income	4,418.16

Total Income	135157.08

EXPENSES

Management fees	18,360.35
Incentive fees	27,321.23

Total Expenses	45681.58

Net Income (Loss)	89475.5

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	21,028.75	$2,079,586.30	98.89

Current month additions	0	0
Current month redemptions	-3,892.07	-400,000.00

Net Income (loss) for current month		89475.5
Net Asset Value, end of current month	17136.68801	1769061.8	103.2324215

	Monthly rate of return		0.043911634

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$656,197.71
Unrealized trading gain/(loss)	-473,593.04
Less: commissions	-5,447.70
Less: FCM fees	-3,528.46
Foreign currency gain/(loss)	-456.75
Interest Income	19,553.61

Total Income	192725.37

EXPENSES

Management fees	14,122.47
Incentive fees	26,493.20

Total Expenses	40615.67

Net Income (Loss)	152109.7

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	83,150.36	$8,929,774.90	$107.39

Current month additions	3,667.82	396,060.10
Current month redemptions	0	0

Net Income (loss) for current month		152109.7
Net Asset Value, end of current month	86818.18042	9477944.7	109.1700454

	Monthly rate of return		0.016575523

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$23,170.49
Unrealized trading gain/(loss)	0
Net change in inter-series payables	-32,454.42
Less: commissions	0
Less: FCM fees	-1,767.97
Foreign currency gain/(loss)	0
Interest Income	16,575.54

Total Income	5523.64

EXPENSES

Management fees	4,189.55
Incentive fees	0

Total Expenses	4189.55

Net Income (Loss)	1334.09

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,185.77	$217,269.10	99.4

Current month additions	26.22778	2,630.13
Current month redemptions	-147.56151	-14,818.35

Net Income (loss) for current month		1334.09
Net Asset Value, end of current month	2064.43138	206414.97	99.98635556

	Monthly rate of return		0.005898949

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$5,565.02
Unrealized trading gain/(loss)	-1,696.46
Less: commissions	-56.86
Less: FCM fees	-9.05
Foreign currency gain/(loss)	-0.16
Interest Income	273.5

Total Income	4075.99

EXPENSES
Management fees	37.21
Incentive fees	0

Total Expenses	37.21

Net Income (Loss)	4038.78

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	855.26696	$81,552.57	95.35

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		4038.78
Net Asset Value, end of current month	855.26696	85591.35	100.0755951

	Monthly rate of return		0.049560515

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 2

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

May 2007 Performance Update

The Frontier Fund Supplement Dated May 31, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

May performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 2	May 2007	May 2007 YTD	NAV / Unit
Balanced Series-2	5.93%	3.02%	$117.70
Balanced Series-2a	5.88%	2.77%	$100.59
Campbell/Graham Series-2	9.40%	4.41%	$106.35
Currency Series-2	2.41%	3.77%	$112.31
Long/Short Commodity Series-2	-0.64%	2.22%	$105.22
Graham Series-2	14.80%	9.58%	$98.89
Winton Series-2	4.69%	0.55%	$107.39
Long Only Commodity Series-2	-0.95%	2.34%	$99.40
Managed Futures Index Series-2	1.79%	-3.12%	$95.35
Dunn Series-2 (Closed to Investors)	12.45%	-4.90%	$78.24

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$1,721,557.62
Unrealized trading gain/(loss)	1,351,477.33
Less: commissions	-32,547.59
Less: FCM fees	-19,471.29
Foreign currency gain/(loss)	98,249.03
Interest Income	101,902.31

Total Income	3221167.41

EXPENSES

Management fees	19,309.65
Incentive fees	314,282.29

Total Expenses	333591.94

Net Income (Loss)	2887575.47

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	443,532.07	$49,279,831.01	111.11

Current month additions	7,626.94	875,180.11
Current month redemptions	-17,503.48	-2,002,978.46

Net Income (loss) for current month		2887575.47
Net Asset Value, end of current month	433655.5337	51039608.13	117.6961993

	Monthly rate of return		0.059276387

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2

THE FRONTIER FUND BALANCED SERIES—2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$42,986.63
Unrealized trading gain/(loss)	34,448.24
Less: commissions	-809.39
Less: FCM fees	-476.56
Foreign currency gain/(loss)	2,495.45
Interest Income	3,368.85

Total Income	82013.22

EXPENSES

Trading fees	1,253.86
Management fees	679.94
Incentive fees	8,037.88

Total Expenses	9971.68

Net Income (Loss)	72041.54

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	12,414.83	$1,179,518.74	95.01

Current month additions	973.82982	95,260.00
Current month redemptions	0	0

Net Income (loss) for current month		72041.54
Net Asset Value, end of current month	13388.66271	1346820.28	100.5940854

	Monthly rate of return		0.05877366

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$357,187.92
Unrealized trading gain/(loss)	390,669.96
Less: commissions	-2,642.30
Less: FCM fees	-3,686.01
Foreign currency gain/(loss)	-539.49
Interest Income	16,700.23

Total Income	757690.31

EXPENSES

Management Fees	14,280.35
Incentive fees	80,493.48

Total Expenses	94773.83

Net Income (Loss)	662916.48

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	73,159.42	$7,112,119.34	97.21

Current month additions	1,242.12	125,322.82
Current month redemptions	-2,618.43	-266,284.49

Net Income (loss) for current month		662916.48
Net Asset Value, end of current month	71783.09921	7634074.15	106.3491857

	Monthly rate of return		0.094014872

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$147,910.64
Unrealized trading gain/(loss)	13,490.34
Net change in inter-series payables	-164,217.62
Less: FCM fees	-3,649.96
Interest Income	17,107.11

Total Income	10640.51

EXPENSES

Management fees	2,252.92
Incentive fees	2,157.68

Total Expenses	4410.6

Net Income (Loss)	6229.91

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,360.41	$258,879.29	109.68

Current month additions	222.58869	25,000.00
Current month redemptions	0	0

Net Income (loss) for current month		6229.91
Net Asset Value, end of current month	2583.00114	290109.2	112.3147781

	Monthly rate of return		0.024022412

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(19,672.83)
Unrealized trading gain/(loss)	2,499.25
Less: commissions	-2,038.49
Less: FCM fees	-1,003.59
Foreign currency gain/(loss)	0
Interest Income	8,279.59

Total Income	-11936.07

EXPENSES

Management fees	7,124.89
Incentive fees	-2,581.10

Total Expenses	4543.79

Net Income (Loss)	-16479.86

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	24,130.74	$2,555,443.74	105.9

Current month additions	1,193.73	125,900.00
Current month redemptions	-401.20917	-42,373.53

Net Income (loss) for current month		-16479.86
Net Asset Value, end of current month	24923.25993	2622490.35	105.2226056

	Monthly rate of return		-0.006396548

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$122,932.82
Unrealized trading gain/(loss)	154,036.13
Less: commissions	-1,045.70
Less: FCM fees	-1,055.31
Foreign currency gain/(loss)	-187.5
Interest Income	4,537.69

Total Income	279218.13

EXPENSES

Management fees	4,622.53
Incentive fees	-261.88

Total Expenses	4360.65

Net Income (Loss)	274857.48

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	22,086.84	$1,902,598.20	86.14

Current month additions	0	0
Current month redemptions	-1,058.08	-97,869.38

Net Income (loss) for current month		274857.48
Net Asset Value, end of current month	21028.754	2079586.3	98.89251165

	Monthly rate of return		0.148044017

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$325,536.27
Unrealized trading gain/(loss)	129,232.03
Less: commissions	-2,836.60
Less: FCM fees	-3,450.20
Foreign currency gain/(loss)	-332.16
Interest Income	19,993.84

Total Income	468143.18

EXPENSES

Management fees	13,849.92
Incentive fees	72,706.04

Total Expenses	86555.96

Net Income (Loss)	381587.22

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	73,912.99	$7,581,896.43	$102.58

Current month additions	9,246.23	967,207.07
Current month redemptions	-8.86714	-915.82

Net Income (loss) for current month		381587.22
Net Asset Value, end of current month	83150.35681	8929774.9	107.3931038

	Monthly rate of return		0.046920489

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(331,301.95)
Unrealized trading gain/(loss)	0
Net change in inter-series payables	278,760.52
Less: commissions	0
Less: FCM fees	-12,222.91
Foreign currency gain/(loss)	0
Interest Income	94,257.76

Total Income	29493.42

EXPENSES

Management fees	31,580.52
Incentive fees	0

Total Expenses	31580.52

Net Income (Loss)	-2087.1

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,185.77	$219,356.19	100.36

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-2087.1
Net Asset Value, end of current month	2185.76511	217269.09	99.40184744

	Monthly rate of return		-0.009547156

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(83,337.59)
Unrealized trading gain/(loss)	64,704.72
Net change in inter-series payables	16,266.29
Less: commissions	-2,790.71
Less: FCM fees	-2,686.60
Foreign currency gain/(loss)	-658.2
Interest Income	20,675.20

Total Income	12173.11

EXPENSES
Management fees	10,737.41
Incentive fees	0

Total Expenses	10737.41

Net Income (Loss)	1435.7

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	855.26696	$80,116.87	93.67

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		1435.7
Net Asset Value, end of current month	855.26696	81552.57	95.35335026

	Monthly rate of return		0.017971071

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 2

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

April 2007 Performance Update

The Frontier Fund Supplement Dated April 30, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

April performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 2	April 2007	April 2007 YTD	NAV / Unit
Balanced Series-2	3.03%	-2.75%	$111.11
Balanced Series-2a	2.98%	-2.94%	$95.01
Campbell/Graham Series-2	4.51%	-4.56%	$97.21
Currency Series-2	3.67%	1.33%	$109.68
Long/Short Commodity Series-2	1.50%	2.88%	$105.90
Graham Series-2	5.96%	-4.55%	$86.14
Winton Series-2	5.60%	-3.96%	$102.58
Long Only Commodity Series-2	-0.75%	3.33%	$100.36
Managed Futures Index Series-2	1.73%	-4.83%	$93.67
Dunn Series-2 (Closed to Investors)	3.39%	-15.43%	$69.58

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(356,246.50)
Unrealized trading gain/(loss)	1,860,102.44
Less: commissions	-24,300.23
Less: FCM fees	-20,812.61
Foreign currency gain/(loss)	-45,158.50
Interest Income	102,633.48

Total Income	1516218.08

EXPENSES

Management fees	21,371.23
Incentive fees	23,507.41

Total Expenses	44878.64

Net Income (Loss)	1471339.44

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	447,896.14	$48,301,155.29	107.84

Current month additions	6,946.14	765,082.80
Current month redemptions	-11,310.21	-1,257,746.47

Net Income (loss) for current month		1471339.44
Net Asset Value, end of current month	443532.0738	49279831.06	111.1077056

	Monthly rate of return		0.030301424

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2

THE FRONTIER FUND BALANCED SERIES—2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(7,964.08)
Unrealized trading gain/(loss)	41,901.89
Less: commissions	-556.99
Less: FCM fees	-475.64
Foreign currency gain/(loss)	-1,024.38
Interest Income	3,138.75

Total Income	35019.55

EXPENSES

Trading fees	1,148.10
Management fees	680.6
Incentive fees	502.77

Total Expenses	2331.47

Net Income (Loss)	32688.08

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	11,942.73	$1,101,830.66	92.26

Current month additions	525.46884	50,097.36
Current month redemptions	-53.36257	-5,097.36

Net Income (loss) for current month		32688.08
Net Asset Value, end of current month	12414.83289	1179518.74	95.00882939

	Monthly rate of return		0.029794379

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$61,388.10
Unrealized trading gain/(loss)	238,425.07
Less: commissions	-2,411.71
Less: FCM fees	-3,823.12
Foreign currency gain/(loss)	-12,950.89
Interest Income	19,125.39

Total Income	299752.84

EXPENSES

Management Fees	14,798.41
Incentive fees	-22,844.41

Total Expenses	-8046

Net Income (Loss)	307798.84

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	73,172.60	$6,806,348.77	93.02

Current month additions	895.88597	87,000.00
Current month redemptions	-909.0676	-89,028.28

Net Income (loss) for current month		307798.84
Net Asset Value, end of current month	73159.41859	7112119.33	97.21399469

	Monthly rate of return		0.045087021

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$293,689.10
Unrealized trading gain/(loss)	27,575.16
Net change in inter-series payables	-313,307.72
Less: FCM fees	-4,215.20
Interest Income	21,122.21

Total Income	24863.55

EXPENSES

Management fees	6,330.62
Incentive fees	-1,344.14

Total Expenses	4986.48

Net Income (Loss)	19877.07

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	4,758.88	$503,451.41	105.79

Current month additions	27.74423	3,000.00
Current month redemptions	-2,426.21	-267,449.19

Net Income (loss) for current month		19877.07
Net Asset Value, end of current month	2360.41245	258879.29	109.6754468

	Monthly rate of return		0.036727921

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$62,872.97
Unrealized trading gain/(loss)	-14,431.70
Less: commissions	-1,886.99
Less: FCM fees	-1,084.97
Foreign currency gain/(loss)	0
Interest Income	9,182.81

Total Income	54652.12

EXPENSES

Management fees	7,332.98
Incentive fees	5,139.79

Total Expenses	12472.77

Net Income (Loss)	42179.35

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	26,648.62	$2,780,339.95	104.33

Current month additions	109.03665	11,500.00
Current month redemptions	-2,626.92	-278,575.58

Net Income (loss) for current month		42179.35
Net Asset Value, end of current month	24130.73698	2555443.72	105.899945

	Monthly rate of return		0.015047877

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$18,771.05
Unrealized trading gain/(loss)	91,936.87
Less: commissions	-914.46
Less: FCM fees	-796.37
Foreign currency gain/(loss)	-1,873.60
Interest Income	4,933.88

Total Income	112057.37

EXPENSES

Management fees	4,637.60
Incentive fees	131.83

Total Expenses	4769.43

Net Income (Loss)	107287.94

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	22,133.83	$1,799,341.12	81.29

Current month additions	0	0
Current month redemptions	-46.99618	-4,030.86

Net Income (loss) for current month		107287.94
Net Asset Value, end of current month	22086.83844	1902598.2	86.14171762

	Monthly rate of return		0.059684065

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$1,905.66
Unrealized trading gain/(loss)	160,586.73
Less: commissions	-1,420.05
Less: FCM fees	-1,473.73
Foreign currency gain/(loss)	-5,371.96
Interest Income	9,083.90

Total Income	163310.55

EXPENSES

Management fees	5,886.02
Incentive fees	862.78

Total Expenses	6748.8

Net Income (Loss)	156561.75

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	18,359.42	$1,783,384.61	$97.14

Current month additions	55,553.57	5,641,950.09
Current month redemptions	0	0

Net Income (loss) for current month		156561.75
Net Asset Value, end of current month	73912.99098	7581896.45	102.5786719

	Monthly rate of return		0.055987975

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(274,054.74)
Unrealized trading gain/(loss)	0
Net change in inter-series payables	220,466.14
Less: commissions	0
Less: FCM fees	-13,022.65
Foreign currency gain/(loss)	0
Interest Income	96,449.96

Total Income	29838.71

EXPENSES

Management fees	31,511.39
Incentive fees	0

Total Expenses	31511.39

Net Income (Loss)	-1672.68

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,257.63	$228,273.03	101.11

Current month additions	71.86291	7,232.00
Current month redemptions	-143.72582	-14,476.16

Net Income (loss) for current month		-1672.68
Net Asset Value, end of current month	2185.76511	219356.19	100.3567076

	Monthly rate of return		-0.007450227

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$58,629.61
Unrealized trading gain/(loss)	93,302.98
Net change in inter-series payables	-159,327.78
Less: commissions	-2,979.08
Less: FCM fees	-4,028.35
Foreign currency gain/(loss)	460.99
Interest Income	30,906.05

Total Income	16964.42

EXPENSES
Management fees	16,111.07
Incentive fees	0

Total Expenses	16111.07

Net Income (Loss)	853.35

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	535.0097	$49,263.52	92.08

Current month additions	320.25726	30,000.00
Current month redemptions	0	0

Net Income (loss) for current month		853.35
Net Asset Value, end of current month	855.26696	80116.87	93.6746931

	Monthly rate of return		0.017318561

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 2

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

March 2007 Performance Update

The Frontier Fund Supplement Dated March 30, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

March performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 2	March 2007	March 2007 YTD	NAV / Unit
Balanced Series-2	-2.93%	-5.61%	$107.84
Balanced Series-2a	-2.98%	-5.75%	$92.26
Campbell/Graham Series-2	-3.76%	-8.68%	$93.02
Currency Series-2	-0.31%	-2.26%	$105.79
Long/Short Commodity Series-2	0.61%	1.36%	$104.33
Graham Series-2	-3.14%	-9.92%	$81.29
Winton Series-2	-5.80%	-9.06%	$97.14
Long Only Commodity Series-2	1.53%	4.10%	$101.11
Managed Futures Index Series-2	-3.12%	-6.45%	$92.08
Dunn Series-2 (Closed to Investors)	-6.16%	-18.20%	$67.30

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(2,461,345.56)
Unrealized trading gain/(loss)	913,957.53
Less: commissions	-34,060.23
Less: FCM fees	-16,894.53
Foreign currency gain/(loss)	6,662.33
Interest Income	101,298.07

Total Income	-1490382.39

EXPENSES

Management fees	16,675.97
Incentive fees	-43,911.80

Total Expenses	-27235.83

Net Income (Loss)	-1463146.56

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	448,556.10	$49,834,741.67	111.1

Current month additions	6,217.06	665,390.99
Current month redemptions	-6,877.01	-735,830.78

Net Income (loss) for current month		-1463146.56
Net Asset Value, end of current month	447896.1442	48301155.32	107.8400784

	Monthly rate of return		-0.029342228

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2

THE FRONTIER FUND BALANCED SERIES—2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(44,318.67)
Unrealized trading gain/(loss)	19,887.22
Less: commissions	-633.44
Less: FCM fees	-313.87
Foreign currency gain/(loss)	128.61
Interest Income	2,545.28

Total Income	-22704.87

EXPENSES

Trading fees	896.52
Management fees	-377.9
Incentive fees	90.07

Total Expenses	608.69

Net Income (Loss)	-23313.56

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	8,866.30	$843,144.22	95.1

Current month additions	3,076.42	282,000.00
Current month redemptions	0	0

Net Income (loss) for current month		-23313.56
Net Asset Value, end of current month	11942.72662	1101830.66	92.25955639

	Monthly rate of return		-0.029867966

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(450,756.55)
Unrealized trading gain/(loss)	211,353.37
Less: commissions	-2,816.00
Less: FCM fees	-3,445.81
Foreign currency gain/(loss)	153.67
Interest Income	16,279.78

Total Income	-229231.54

EXPENSES

Management Fees	12,592.17
Incentive fees	23,328.15

Total Expenses	35920.32

Net Income (Loss)	-265151.86

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	73,257.48	$7,080,119.96	96.65

Current month additions	1,820.87	168,000.00
Current month redemptions	-1,905.74	-176,619.34

Net Income (loss) for current month		-265151.86
Net Asset Value, end of current month	73172.60022	6806348.76	93.01772439

	Monthly rate of return		-0.037581745

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	($72,028.15)
Unrealized trading gain/(loss)	22,666.21
Net change in inter-series payables	31,505.13
Less: FCM fees	-4,354.84
Interest Income	26,031.48

Total Income	3819.83

EXPENSES

Management fees	7,065.73
Incentive fees	-1,700.05

Total Expenses	5365.68

Net Income (Loss)	-1545.85

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	4,758.88	$504,997.27	106.12

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-1545.85
Net Asset Value, end of current month	4758.87786	503451.42	105.7920448

	Monthly rate of return		-0.003090418

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$19,191.05
Unrealized trading gain/(loss)	2,642.02
Less: commissions	-1,727.72
Less: FCM fees	-1,028.96
Foreign currency gain/(loss)	0
Interest Income	8,712.65

Total Income	27789.04

EXPENSES

Management fees	7,163.28
Incentive fees	3,843.55

Total Expenses	11006.83

Net Income (Loss)	16782.21

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	26,108.25	$2,707,357.75	103.7

Current month additions	588.29048	61,132.67
Current month redemptions	-47.92073	-4,932.67

Net Income (loss) for current month		16782.21
Net Asset Value, end of current month	26648.61919	2780339.96	104.3333593

	Monthly rate of return		0.006107611

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(162,151.86)
Unrealized trading gain/(loss)	104,715.03
Less: commissions	-938.99
Less: FCM fees	-814.52
Foreign currency gain/(loss)	86.18
Interest Income	4,365.33

Total Income	-54738.83

EXPENSES

Management fees	4,069.23
Incentive fees	0

Total Expenses	4069.23

Net Income (Loss)	-58808.06

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	22,289.78	$1,870,743.59	83.93

Current month additions	0	0
Current month redemptions	-155.95033	-12,594.41

Net Income (loss) for current month		-58808.06
Net Asset Value, end of current month	22133.83462	1799341.12	81.29369135

	Monthly rate of return		-0.031410802

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(84,516.90)
Unrealized trading gain/(loss)	43,860.50
Less: commissions	-911.9
Less: FCM fees	-446.36
Foreign currency gain/(loss)	88.52
Interest Income	2,674.40

Total Income	-39251.74

EXPENSES

Management fees	1,778.02
Incentive fees	-475.98

Total Expenses	1302.04

Net Income (Loss)	-40553.78

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	8,093.10	$834,514.71	$103.11

Current month additions	10,715.80	1,032,750.00
Current month redemptions	-449.47376	-43,326.33

Net Income (loss) for current month		-40553.78
Net Asset Value, end of current month	18359.42021	1783384.6	97.13730497

	Monthly rate of return		-0.057925468

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$1,132,439.56
Unrealized trading gain/(loss)	0
Net change in inter-series payables	-1,161,425.46
Less: commissions	0
Less: FCM fees	-7,312.94
Foreign currency gain/(loss)	0
Interest Income	56,359.57

Total Income	20060.73

EXPENSES

Management fees	18,274.89
Incentive fees	0

Total Expenses	18274.89

Net Income (Loss)	1785.84

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	1,056.69	$105,234.46	99.59

Current month additions	1,200.93	121,252.73
Current month redemptions	0	0

Net Income (loss) for current month		1785.84
Net Asset Value, end of current month	2257.62802	228273.03	101.1118873

	Monthly rate of return		0.015281528

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(422,198.70)
Unrealized trading gain/(loss)	118,581.70
Net change in inter-series payables	295,906.62
Less: commissions	-5,576.33
Less: FCM fees	-3,783.53
Foreign currency gain/(loss)	735.25
Interest Income	29,880.95

Total Income	13545.96

EXPENSES
Management fees	15,130.83
Incentive fees	0

Total Expenses	15130.83

Net Income (Loss)	-1584.87

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	535.0097	$50,848.39	95.04

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-1584.87
Net Asset Value, end of current month	535.0097	49263.52	92.07967631

	Monthly rate of return		-0.031148187

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 2

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

February 2007 Performance Update

The Frontier Fund Supplement Dated February 28, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

February performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 2	February 2007	February 2007 YTD	NAV / Unit
Balanced Series-2	-4.16%	-2.75%	$111.10
Balanced Series-2a	-4.20%	-2.85%	$95.10
Campbell/Graham Series-2	-5.59%	-5.12%	$96.65
Currency Series-2	-2.24%	-1.96%	$106.12
Long/Short Commodity Series-2	0.41%	0.74%	$103.70
Graham Series-2	-5.97%	-7.01%	$83.93
Winton Series-2	-7.53%	-3.46%	$103.11
Long Only Commodity Series-2	4.21%	2.53%	$99.59
Managed Futures Index Series-2	-3.55%	-3.44%	$95.04
Dunn Series-2 (Closed to Investors)	-12.44%	-12.83%	$71.71

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$492,528.43
Unrealized trading gain/(loss)	-2,699,866.33
Less: commissions	-32,312.83
Less: FCM fees	-13,571.85
Foreign currency gain/(loss)	11,004.05
Interest Income	96,155.35

Total Income	-2146063.18

EXPENSES

Management fees	14,060.61
Incentive fees	6,348.09

Total Expenses	20408.7

Net Income (Loss)	-2166471.88

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	437,478.81	$50,714,275.28	115.92

Current month additions	13,994.70	1,621,700.00
Current month redemptions	-2,917.41	-334,761.75

Net Income (loss) for current month		-2166471.88
Net Asset Value, end of current month	448556.0981	49834741.65	111.1003548

	Monthly rate of return		-0.041577339

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2

THE FRONTIER FUND BALANCED SERIES—2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$8,157.04
Unrealized trading gain/(loss)	-45,550.77
Less: commissions	-541.74
Less: FCM fees	-225.93
Foreign currency gain/(loss)	185.01
Interest Income	2,211.93

Total Income	-35764.46

EXPENSES

Trading fees	784.49
Management fees	404.53
Incentive fees	70.43

Total Expenses	1259.45

Net Income (Loss)	-37023.91

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	8,554.61	$849,168.13	99.26

Current month additions	311.69137	31,000.00
Current month redemptions	0	0

Net Income (loss) for current month		-37023.91
Net Asset Value, end of current month	8866.30236	843144.22	95.09536059

	Monthly rate of return		-0.041956875

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(97,522.05)
Unrealized trading gain/(loss)	-477,061.95
Net change in inter-series payables	102,482.18
Less: commissions	-2,463.50
Less: FCM fees	-4,827.32
Foreign currency gain/(loss)	735.93
Interest Income	22,868.38

Total Income	-455788.33

EXPENSES

Management Fees	11,193.76
Incentive fees	-47,982.87

Total Expenses	-36789.11

Net Income (Loss)	-418999.22

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	72,985.21	$7,471,210.03	102.37

Current month additions	527.10489	53,800.00
Current month redemptions	-254.83462	-25,890.85

Net Income (loss) for current month		-418999.22
Net Asset Value, end of current month	73257.47701	7080119.96	96.64706251

	Monthly rate of return		-0.05590444

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(254,606.47)
Unrealized trading gain/(loss)	-8,730.99
Net change in inter-series payables	235,851.50
Less: FCM fees	-4,369.46
Interest Income	23,935.34

Total Income	-7920.08

EXPENSES

Management fees	3,655.45
Incentive fees	0

Total Expenses	3655.45

Net Income (Loss)	-11575.53

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	4,847.29	$526,153.97	108.55

Current month additions	58.78771	6,400.00
Current month redemptions	-147.20447	-15,981.17

Net Income (loss) for current month		-11575.53
Net Asset Value, end of current month	4758.87786	504997.27	106.1168798
	Monthly rate of return		-0.022414741

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$32,574.93
Unrealized trading gain/(loss)	-18,048.14
Less: commissions	-1,656.69
Less: FCM fees	-1,002.44
Foreign currency gain/(loss)	0
Interest Income	7,645.15

Total Income	19512.81

EXPENSES

Management fees	7,087.96
Incentive fees	1,763.45

Total Expenses	8851.41

Net Income (Loss)	10661.4

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	26,269.14	$2,712,909.48	103.27

Current month additions	259.08055	27,000.00
Current month redemptions	-419.96918	-43,213.11

Net Income (loss) for current month		10661.4
Net Asset Value, end of current month	26108.24944	2707357.77	103.6974071

	Monthly rate of return		0.004138734

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(73,467.49)
Unrealized trading gain/(loss)	-43,595.69
Less: commissions	-785.45
Less: FCM fees	-861.64
Foreign currency gain/(loss)	159.56
Interest Income	4,111.85

Total Income	-114438.86

EXPENSES

Management fees	4,305.02
Incentive fees	0

Total Expenses	4305.02

Net Income (Loss)	-118743.88

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	22,289.78	$1,989,487.47	89.26

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-118743.88
Net Asset Value, end of current month	22289.78495	1870743.59	83.92829245

	Monthly rate of return		-0.059732327

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$3,761.31
Unrealized trading gain/(loss)	-67,626.50
Less: commissions	-635.53
Less: FCM fees	-188.14
Foreign currency gain/(loss)	91.44
Interest Income	1,474.61

Total Income	-63122.81

EXPENSES

Management fees	751.58
Incentive fees	-333.78

Total Expenses	417.8

Net Income (Loss)	-63540.61

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	5,413.19	$603,657.63	$111.52

Current month additions	2,679.91	294,397.69
Current month redemptions	0	0

Net Income (loss) for current month		-63540.61
Net Asset Value, end of current month	8093.09574	834514.71	103.1143998

	Monthly rate of return		-0.075373029

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$219,586.24
Unrealized trading gain/(loss)	0
Net change in inter-series payables	-224,022.88
Less: commissions	0
Less: FCM fees	-1,871.81
Foreign currency gain/(loss)	0
Interest Income	15,895.74

Total Income	9587.29

EXPENSES

Management fees	4,667.37
Incentive fees	0

Total Expenses	4667.37

Net Income (Loss)	4919.92

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	1,188.14	$113,539.96	95.56

Current month additions	0	0
Current month redemptions	-131.45022	-13,225.41

Net Income (loss) for current month		4919.92
Net Asset Value, end of current month	1056.69462	105234.47	99.58834654

	Monthly rate of return		0.042155154

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(91,511.24)
Unrealized trading gain/(loss)	-265,782.57
Net change in inter-series payables	349,350.50
Less: commissions	-4,995.78
Less: FCM fees	-3,443.80
Foreign currency gain/(loss)	528.6
Interest Income	27,763.26

Total Income	11908.97

EXPENSES
Management fees	13,780.08
Incentive fees	0

Total Expenses	13780.08

Net Income (Loss)	-1871.11

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	535.0097	$52,719.50	98.54

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-1871.11
Net Asset Value, end of current month	535.0097	50848.39	95.04199643

	Monthly rate of return		-0.035498311

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 2

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

January 2007 Performance Update

The Frontier Fund Supplement Dated January 31, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

January performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 2	January 2007	January 2007 YTD	NAV / Unit
Balanced Series-2	1.47%	1.47%	$115.92
Balanced Series-2a	1.41%	1.41%	$99.26
Campbell/Graham Series-2	0.50%	0.50%	$102.37
Currency Series-2	0.29%	0.29%	$108.55
Long/Short Commodity Series-2	0.33%	0.33%	$103.27
Graham Series-2	-1.10%	-1.10%	$89.26
Winton Series-2	4.41%	4.41%	$111.52
Long Only Commodity Series-2	-1.61%	-1.61%	$95.56
Managed Futures Index Series-2	0.12%	0.12%	$98.54
Dunn Series-2 (Closed to Investors)	-0.45%	-0.45%	$81.90

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$635,895.05
Unrealized trading gain/(loss)	349,748.59
Less: commissions	-31,398.70
Less: FCM fees	-23,312.53
Foreign currency gain/(loss)	-3,730.32
Interest Income	100,877.78

Total Income	1028079.87

EXPENSES

Management fees	22,654.23
Incentive fees	296,083.32

Total Expenses	318737.55

Net Income (Loss)	709342.32

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	425,239.26	$48,581,400.74	114.24

Current month additions	16,701.09	1,934,312.57
Current month redemptions	-4,461.54	-510,780.39

Net Income (loss) for current month		709342.32
Net Asset Value, end of current month	437478.8099	50714275.24	115.9239581

	Monthly rate of return		0.01474053

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2

THE FRONTIER FUND BALANCED SERIES—2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$8,539.57
Unrealized trading gain/(loss)	2,627.93
Less: commissions	-433.4
Less: FCM fees	-316.97
Foreign currency gain/(loss)	-44.98
Interest Income	1,861.13

Total Income	12233.28

EXPENSES

Trading fees	725.96
Management fees	449.4
Incentive fees	3,696.09

Total Expenses	4871.45

Net Income (Loss)	7361.83

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	6,761.08	$661,806.30	97.88

Current month additions	1,793.53	180,000.00
Current month redemptions	0	0

Net Income (loss) for current month		7361.83
Net Asset Value, end of current month	8554.61099	849168.13	99.26437695

	Monthly rate of return		0.014143614

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$307,421.57
Unrealized trading gain/(loss)	-428,962.89
Net change in inter-series payables	223,317.80
Less: commissions	-9,138.91
Less: FCM fees	-13,484.46
Foreign currency gain/(loss)	-4,339.48
Interest Income	63,998.00

Total Income	138811.63

EXPENSES

Management Fees	59,404.24
Incentive fees	42,829.15

Total Expenses	102233.39

Net Income (Loss)	36578.24

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	72,159.91	$7,350,166.85	101.86

Current month additions	927.58081	95,012.50
Current month redemptions	-102.28229	-10,547.55

Net Income (loss) for current month		36578.24
Net Asset Value, end of current month	72985.20674	7471210.04	102.3660872

	Monthly rate of return		0.004968459

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$58,137.54
Unrealized trading gain/(loss)	-38,573.50
Net change in inter-series payables	-30,796.68
Less: FCM fees	-6,659.43
Interest Income	27,123.26

Total Income	9231.19

EXPENSES

Management fees	7,913.48
Incentive fees	0

Total Expenses	7913.48

Net Income (Loss)	1317.71

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	4,570.97	$494,736.26	108.23

Current month additions	276.31979	30,100.00
Current month redemptions	0	0

Net Income (loss) for current month		1317.71
Net Asset Value, end of current month	4847.29462	526153.97	108.5459027

	Monthly rate of return		0.002918809

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$1,973.47
Unrealized trading gain/(loss)	20,478.97
Less: commissions	-1,680.36
Less: FCM fees	-913.9
Foreign currency gain/(loss)	0
Interest Income	8,957.36

Total Income	28815.54

EXPENSES

Management fees	12,133.79
Incentive fees	7,754.00

Total Expenses	19887.79

Net Income (Loss)	8927.75

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	26,206.20	$2,697,481.73	102.93

Current month additions	62.93959	6,500.00
Current month redemptions	0	0

Net Income (loss) for current month		8927.75
Net Asset Value, end of current month	26269.13807	2712909.48	103.2736389

	Monthly rate of return		0.003338569

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$358,640.04
Unrealized trading gain/(loss)	-291,683.09
Net change in inter-series payables	-76,140.13
Less: commissions	-5,294.20
Less: FCM fees	-3,803.52
Foreign currency gain/(loss)	-3,493.68
Interest Income	17,925.92

Total Income	-3848.66

EXPENSES

Management fees	19,461.84
Incentive fees	0

Total Expenses	19461.84

Net Income (Loss)	-23310.5

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	22,708.97	$2,049,494.52	90.25

Current month additions	0	0
Current month redemptions	-419.18669	-36,696.55

Net Income (loss) for current month		-23310.5
Net Asset Value, end of current month	22289.78495	1989487.47	89.25557041

	Monthly rate of return		-0.01101861

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$12,248.27
Unrealized trading gain/(loss)	2,458.38
Less: commissions	-236.26
Less: FCM fees	-171.12
Foreign currency gain/(loss)	-4.4
Interest Income	1,013.66

Total Income	15308.53

EXPENSES

Management fees	694.55
Incentive fees	2,565.77

Total Expenses	3260.32

Net Income (Loss)	12048.21

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,721.86	$290,721.24	$106.81

Current month additions	2,691.32	300,888.20
Current month redemptions	0	0

Net Income (loss) for current month		12048.21
Net Asset Value, end of current month	5413.18586	603657.65	111.5161507

	Monthly rate of return		0.044060956

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(99,156.93)
Unrealized trading gain/(loss)	0
Net change in inter-series payables	89,059.78
Less: commissions	0
Less: FCM fees	-2,586.85
Foreign currency gain/(loss)	0
Interest Income	17,454.72

Total Income	4770.72

EXPENSES

Management fees	6,631.92
Incentive fees	0

Total Expenses	6631.92

Net Income (Loss)	-1861.2

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	1,188.14	$115,401.16	97.13

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-1861.2
Net Asset Value, end of current month	1188.14484	113539.96	95.56070622

	Monthly rate of return		-0.016156633

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$201,669.57
Unrealized trading gain/(loss)	-193,128.44
Net change in inter-series payables	-11,337.21
Less: commissions	-4,718.83
Less: FCM fees	-4,763.64
Foreign currency gain/(loss)	-983.9
Interest Income	32,893.03

Total Income	19630.58

EXPENSES
Management fees	19,569.86
Incentive fees	0

Total Expenses	19569.86

Net Income (Loss)	60.72

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	535.0097	$52,658.78	98.43

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		60.72
Net Asset Value, end of current month	535.0097	52719.5	98.53933489

	Monthly rate of return		0.001110788

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 2

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

December 2006 Performance Update

The Frontier Fund Supplement Dated December 29, 2006 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

December performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 2	December 2006	December 2006 YTD	NAV / Unit
Balanced Series-2	2.95%	5.08%	$114.24
Balanced Series-2a	2.91%	-2.12%	$97.88
Campbell/Graham Series-2	5.16%	5.19%	$101.86
Currency Series-2	2.29%	6.72%	$108.23
Long/Short Commodity Series-2	-0.28%	2.93%	$102.93
Graham Series-2	2.23%	5.27%	$90.25
Winton Series-2	1.97%	6.81%	$106.81
Long Only Commodity Series-2	-5.24%	-2.89%	$97.13
Managed Futures Index Series-2	1.17%	-1.69%	$98.43
Dunn Series-2 (Closed to Investors)	-0.37%	-8.74%	$82.27

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$1,366,251.12
Unrealized trading gain/(loss)	-52,094.92
Less: commissions	-40,767.35
Less: FCM fees	-16,031.70
Foreign currency gain/(loss)	-1,125.62
Interest Income	76,666.67

Total Income	1332898.2

EXPENSES

Management fees	14,870.81
Incentive fees	-79,660.56

Total Expenses	-64789.75

Net Income (Loss)	1397687.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	413,409.31	$45,876,147.88	110.97

Current month additions	25,024.54	2,783,415.66
Current month redemptions	-13,194.59	-1,475,850.74

Net Income (loss) for current month		1397687.95
Net Asset Value, end of current month	425239.2606	48581400.75	114.2448623

	Monthly rate of return		0.02951124

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2

THE FRONTIER FUND BALANCED SERIES—2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$17,141.04
Unrealized trading gain/(loss)	637.27
Less: commissions	-534.89
Less: FCM fees	-207.46
Foreign currency gain/(loss)	-10.28
Interest Income	1,347.84

Total Income	18373.52

EXPENSES

Trading fees	571.23
Management fees	319.87
Incentive fees	-959.73

Total Expenses	-68.63

Net Income (Loss)	18442.15

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	5,889.18	$560,184.16	95.12

Current month additions	871.89489	83,180.00
Current month redemptions	0	0

Net Income (loss) for current month		18442.15
Net Asset Value, end of current month	6761.07682	661806.31	97.88474937

	Monthly rate of return		0.02906591

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$691,992.97
Unrealized trading gain/(loss)	755,532.68
Net change in inter-series payables	-1,056,174.84
Less: commissions	-9,539.33
Less: FCM fees	-11,334.99
Foreign currency gain/(loss)	-1,445.98
Interest Income	56,229.31

Total Income	425259.82

EXPENSES

Management Fees	43,973.91
Incentive fees	56,545.85

Total Expenses	100519.76

Net Income (Loss)	324740.06

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	59,155.06	$5,729,711.17	96.86

Current month additions	14,293.06	1,423,400.00
Current month redemptions	-1,288.21	-127,684.36

Net Income (loss) for current month		324740.06
Net Asset Value, end of current month	72159.90822	7350166.87	101.8594265

	Monthly rate of return		0.051614976

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$272,883.84
Unrealized trading gain/(loss)	-1,405.54
Net change in inter-series payables	-272,985.64
Less: FCM fees	-6,284.49
Interest Income	26,304.49

Total Income	18512.66

EXPENSES

Management fees	7,678.99
Incentive fees	0

Total Expenses	7678.99

Net Income (Loss)	10833.67

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	4,327.13	$457,839.18	105.81

Current month additions	994.42466	106,300.00
Current month redemptions	-750.57714	-80,236.58

Net Income (loss) for current month		10833.67
Net Asset Value, end of current month	4570.97483	494736.27	108.234302

	Monthly rate of return		0.022911842

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(36,604.31)
Unrealized trading gain/(loss)	24,586.48
Less: commissions	-875.93
Less: FCM fees	-1,060.50
Foreign currency gain/(loss)	0
Interest Income	7,732.38

Total Income	-6221.88

EXPENSES

Management fees	2,008.90
Incentive fees	-714.65

Total Expenses	1294.25

Net Income (Loss)	-7516.13

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	26,265.87	$2,711,151.40	103.22

Current month additions	275.81026	28,285.00
Current month redemptions	-335.47841	-34,438.54

Net Income (loss) for current month		-7516.13
Net Asset Value, end of current month	26206.19848	2697481.73	102.9329657

	Monthly rate of return		-0.002780801

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(139,815.71)
Unrealized trading gain/(loss)	477,212.05
Net change in inter-series payables	-278,497.82
Less: commissions	-9,927.42
Less: FCM fees	-6,714.13
Foreign currency gain/(loss)	-612.62
Interest Income	34,153.84

Total Income	75798.19

EXPENSES

Management fees	32,271.77
Incentive fees	0

Total Expenses	32271.77

Net Income (Loss)	43526.42

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	22,480.34	$1,984,656.09	88.28

Current month additions	528.6354	47,500.00
Current month redemptions	-300	-26,188.00

Net Income (loss) for current month		43526.42
Net Asset Value, end of current month	22708.97164	2049494.51	90.25043241

	Monthly rate of return		0.022320258

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$12,757.25
Unrealized trading gain/(loss)	-5,714.38
Less: commissions	-303.02
Less: FCM fees	-127.06
Foreign currency gain/(loss)	-114.38
Interest Income	645.13

Total Income	7143.54

EXPENSES

Management fees	488.25
Incentive fees	844.33

Total Expenses	1332.58

Net Income (Loss)	5810.96

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	3,085.80	$323,210.28	$104.74

Current month additions	579.9071	61,700.00
Current month redemptions	-943.84486	-100,000.00

Net Income (loss) for current month		5810.96
Net Asset Value, end of current month	2721.86129	290721.24	106.8097192

	Monthly rate of return		0.019760542

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(320,624.58)
Unrealized trading gain/(loss)	0
Net change in inter-series payables	305,376.98
Less: commissions	0
Less: FCM fees	-2,256.02
Foreign currency gain/(loss)	0
Interest Income	16,564.17

Total Income	-939.45

EXPENSES

Management fees	5,442.41
Incentive fees	0

Total Expenses	5442.41

Net Income (Loss)	-6381.86

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	1,188.14	$121,783.02	102.5

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		-6381.86
Net Asset Value, end of current month	1188.14484	115401.16	97.1271819

	Monthly rate of return		-0.052417738

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$7,171.92
Unrealized trading gain/(loss)	102,788.10
Net change in inter-series payables	-114,179.56
Less: commissions	-4,721.78
Less: FCM fees	-3,872.13
Foreign currency gain/(loss)	490.6
Interest Income	27,900.49

Total Income	15577.64

EXPENSES
Management fees	14,966.10
Incentive fees	0

Total Expenses	14966.1

Net Income (Loss)	611.54

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	535.0097	$52,047.24	97.28

Current month additions	0	0
Current month redemptions	0	0

Net Income (loss) for current month		611.54
Net Asset Value, end of current month	535.0097	52658.78	98.42584162

	Monthly rate of return		0.0117788

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 2